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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-3 and related Prospectus of ProBusiness Services, Inc. for the registration of 1,750,967 shares of its common stock and to the incorporation by reference therein of our report dated July 29, 1999, with respect to the consolidated financial statements of ProBusiness Services, Inc. incorporated by reference in its Annual Report on Form 10-K for the year ended June 30, 1999, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Walnut Creek, California
September 24, 1999